Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement of Sono-Tek Corporation on Form S-8 (File No. 333-216504) of our report dated May 29, 2020, with respect to our audit of the consolidated financial statements as of and for the year ended February 29, 2020 of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021.

s/ Liggett & Webb, P.A

New York, NY

July 28, 2021